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CUSIP No. 786693 10 1

                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Sagent Technology, Inc.

         EXECUTED as a sealed instrument this 13th day of February, 2001.



                                     GREYLOCK EQUITY LIMITED PARTNERSHIP

                                     By:  Greylock Equity GP Limited Partnership
                                          General Partner



                                     By:    /S/ HENRY F. MCCANCE
                                          --------------------------------------
                                            Henry F. McCance
                                            Managing General Partner


                                     GREYLOCK EQUITY GP LIMITED PARTNERSHIP

                                     By:    /S/ HENRY F. MCCANCE
                                          --------------------------------------
                                            Henry F. McCance
                                            Managing General Partner


                                            /S/ HENRY F. MCCANCE
                                     -------------------------------------------
                                            Henry F. McCance



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